                                                                   EXHIBIT 99.2

In August 1998, Sapient Corporation ("Sapient" or "the Company") acquired Studio Archetype, Inc. ("Studio") for approximately $25.3 million in stock and cash, including direct acquisition costs of approximately $2.3 million. The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the assets acquired and on liabilities assumed based on their respective fair values.

The unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") for the year ended December 31, 1997 and the six months ended June 30, 1998 give effect to the acquisition of Studio as if it had occurred on January 1, 1997. The Pro Forma Statements of Operations are based on the historical results of operations of the Company and Studio for the year ended December 31, 1997 and the six months ended June 30, 1998. The unaudited Pro Forma Condensed Consolidated Balance Sheet ("Pro Forma Balance Sheet") give effect to the acquisition of Studio as if it had acquired on June 30, 1998. The Pro Forma Statements of Operations and the Pro Forma Balance Sheet (the "Pro Forma Financial Information") and the accompanying notes thereto should be read in conjunction with and are qualified by the historical consolidated financial statements of the Company and notes thereto.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined company after the acquisition of Studio, or of the financial position or results of operations of the combined company that would have actually occurred had the acquisition of Studio been effected on January 1, 1997.

In connection with the acquisition of Studio Archetype, Inc. ("Studio"), Sapient allocated $14.8 million of the purchase price to in-process research and development projects. This allocation represents the estimated fair value based on risk-adjusted cash flows related to the incomplete projects. At the date of acquisition, the development of these projects had not yet reached technological feasibility and the research and development ("R&D") in progress had no alternative future uses. Accordingly, these costs were expensed as of the acquisition date.

Sapient used independent third-party appraisers to assess and allocate values to the in-process research and development. The value assigned to these assets was determined by identifying significant research projects for which technological feasibility had not been established, including development, engineering and testing activities associated with the introduction of Studio's next-generation enterprise-wide suite of development, scheduling, bug tracking and content management applications.

The value assigned to purchased in-process technology was determined by estimating the costs to develop the purchased in-process technology into commercially viable products, estimating the resulting net cash flows from the projects and discounting the net cash flows to their present value. The revenue projection used to value the in-process research and development is based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Studio and its competitors.

Total revenues attributable to Studio are projected to exceed $100 million within 5 years, assuming the successful completion and market acceptance of the major R&D programs. The estimated revenues for the projects peak in 2002 and decline rapidly in 2003 through 2004 as other new products are expected to enter the market. These forecasts are based on Studio management's estimates of market size and growth, expected trends in technology (intranet/extranet applications, content management solutions, and web graphic development and authoring tools) and the nature and expected timing of new product introductions by Studio and its competitors. Studio management indicated that EBIT margins would increase from historical observations of approximately 5.0% to approximately 15% by 2001, once the initial and significant development hurdles had been achieved by 1999. Studio's projected increased profitability is dependent upon successful introduction of the in-process projects.

The nature of the efforts to develop the acquired in-process technology into commercially viable products and services principally relate to the completion of all planning, designing, prototyping, verification, and testing activities that are necessary to establish that the proposed technologies meet their design specifications including functional, technical, and economic performance requirements. The efforts to develop the purchased in-process technology also include testing of the technology for compatability and interoperability with other applications. Expenditures on these projects to date have been approximately $2.5 million, and estimated costs to complete these projects are expected to total approximately $625,000 in aggregate through 2001. These estimates are subject to change, given the uncertainties of the development process, and no assurance can be given that deviations from these estimates will not occur.

The rates utilized to discount the net cash flows to their present value are based on venture capital rates of return. Due to the nature of the forecast and the risks associated with the projected growth, profitability and developmental projects, discount rates of 25.0 to 30.0 percent were utilized for the business enterprise and for the in-process R&D. These discount rates are commensurate with Studio's stage of development; the uncertainties in the economic estimates described above; the inherent uncertainty surrounding the successful development of the purchased in-process technology; the useful life of such technology; the profitability levels of such technology; and, the uncertainty of technological advances that are unknown at this time.

The forecasts used by Sapient in valuing in-process research and development were based upon assumptions that Sapient believes to be reasonable but which are inherently uncertain and unpredictable. Sapient's assumptions may be incomplete or inaccurate, and unanticipated events and circumstances are likely to occur. For these reasons, actual results may vary from the projected results.

Sapient believes that the foregoing assumptions used in the forecasts were reasonable at the time of the acquisition. No assurance can be given, however, that the underlying assumptions used to estimate expected project sales, development costs or profitability, or the events associated with such projects, will transpire as estimated. For these reasons, actual results may vary from the projected results.

Sapient expects to continue their support of these efforts and belives Studio has a reasonable chance of successfully completing the R&D programs. However, there is risk associated with the completion of the projects and there is no assurance that any will meet with either technological or commercial success.

Other intangible assets of $9.6 million is comprised of $3.8 million for marketing assets, $1.6 million for assembled work force and approximately $4.2 million of other goodwill type assets comprising the reputation of Studio which have estimated useful lives of approximately 7 years.

If these projects are not successfully developed, the sales and profitability of Studio may be adversely affected in future periods. Additionally, the value of the other intangible assets acquired may become impaired. Studio expects to benefit from the purchased in-process technology beginning in 1999.

                               SAPIENT CORPORATION
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1998
                                 (In thousands)
                                   (Unaudited)


                                                   Sapient           Studio         Pro Forma
                                                 Corporation     Archetype, Inc.    Adjustments         Pro Forma
                                                 -----------     ---------------    -----------         ---------

ASSETS
  Cash and cash equivalents                        $ 68,262          $  453          $   (250)(a)       $ 68,465
  Short term investments                             16,853             133              (133)(c)         16,853
  Accounts receivable, less allowance for
     doubtful accounts                               22,005           2,638                               24,643
  Unbilled revenues on contracts                     17,647             141                               17,788
  Other current assets                                2,394              12                                2,406
  Deferred income taxes                                  35                                                   35
                                                   --------          ------          --------           --------
         Current assets                             127,196           3,377              (383)           130,190

Property and equipment, net                           7,659           2,168                                9,827
Goodwill                                                                                9,663 (b)          9,663
Deferred taxes                                                                          5,624 (b)          5,624
Other assets                                            260             212               (36)(d)            436
                                                   --------          ------          --------           --------
         Total assets                              $135,115          $5,757          $ 14,868           $155,740
                                                   ========          ======          ========           ========

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
  Accounts payable                                                    1,302                                1,302
  Accrued expenses                                    1,533             478             2,335(a)           4,346

  Accrued compensation                                3,345             700                                4,045
  Accrued income taxes payable                        2,091                                                2,091
  Debt and lease obligations, current                                 1,024                                1,024
  Deferred revenues on contracts                      4,735             391                                5,126
                                                   --------          ------          --------           --------
         Total current liabilities                   11,704           3,895             2,335             17,934

  Deferred income taxes                                 121                                                  121
  Long term debt                                        957             941                                1,898
  Other long term liabilities
                                                   --------          ------          --------           --------
         Total liabilities                           12,782           4,836             2,335             19,953

  Common Stock                                          252             282               228 (a)
                                                                                         (282)(b)            480
  Additional paid-in capital                         88,487                            22,571 (a)        111,058
  Retained earnings                                  33,594             514              (514)(b)
                                                                                       (9,176)(b)
                                                                                         (133)(c)
                                                                                          (36)(d)         24,249
  Unrealized gain on marketable securities                              125              (125)(b)
                                                   --------          ------          --------           --------
Stockholders' Equity                               $122,333          $  921          $ 12,533           $135,787
                                                   ========          ======          ========           ========
  TOTAL LIABILITY AND EQUITY                       $135,115          $5,757          $ 14,868           $155,740
                                                   ========          ======          ========           ========


(a) The pro forma adjustment reflects Sapient's purchase of 100% of the outstanding common stock of Studio Archetype, Inc. (Studio)

       Cash paid by Sapient                                                 250
       Restricted Common Stock issued                                    22,800
       Direct Transaction Costs                                           2,335
       Investment in Studio Archetype                                    25,385

(b) The pro forma adjustment reflects adjustments and the allocation of the purchase price paid to the assets acquired and liabilities assumed based on their respective fair values and to eliminate the equity of Studio.

       Fair value of identifiable tangible assets and liabilites            921

       Purchased in process research and development, net of tax          9,177
       Deferred tax benefit resulting from in process R&D                 5,624
       Goodwill                                                           9,663
       Investment in Studio Archetype                                    25,385

(c)    Sale of marketable securities and distribution to shareholders.

(d)    Distributions of other assets to shareholders.

                              SAPIENT CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1998
                   (In thousands, except per share amounts)
                                  (Unaudited)

                                                  Sapient           Studio        Pro Forma
                                                Corporation     Archetype, Inc.  Adjustments       Pro Forma
                                                -----------     ---------------  -----------       ---------

REVENUES                                          $66,080           $7,685          $               $73,765
COSTS AND EXPENSES:
  Project personnel costs                          31,679            3,596                           35,275
  Selling and marketing                             4,446            1,062                            5,508
  General and administrative                       16,488            2,912            690 (a)        20,090
                                                  -------           ------          -----           -------
    Total Operating Expenses                      $52,613           $7,570            690           $60,873
                                                  -------           ------          -----           -------
OPERATING INCOME                                   13,467              115           (690)           12,892
INTEREST INCOME (EXPENSE)                           1,280              (87)            (4)(b)         1,189
OTHER INCOME (GAIN ON SALE)                                            346                              346
                                                  -------           ------          -----           -------
INCOME BEFORE INCOME TAXES                         14,747              374           (694)           14,427
INCOME TAX EXPENSE                                  5,433                            (262)(c)         5,313
                                                                                      142 (d)
                                                  -------           ------          -----           -------
NET INCOME                                        $ 9,314           $  374          $(574)          $ 9,114
                                                  =======           ======          =====           =======
NET INCOME PER SHARE:
  Basic                                               .38                                               .36
  Diluted                                             .34                                               .33
                                                  =======                                           =======
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING:
  Basic                                            24,740                             498            25,238
  Diluted                                          27,539                             498            28,037
                                                  =======                                           =======


----------

(a)  Increase in amortization resulting from goodwill and other intangibles.
(b)  Lost interest due to use of cash in acquisition.
(c)  Tax benefit of above entries.
(d)  Pro-forma tax expense on S corp. earnings of Studio Archetype.
Does not include an in-process research & development charge of $9,177 net of a deferred tax benefit of $5,624, which will be reflected in the combined company's third quarter results.

                               SAPIENT CORPORATION
             PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                      FOR THE YEAR ENDED DECEMBER 31, 1997
               (In thousands, except share and per share amounts)
                                   (Unaudited)


                                                  Sapient           Studio        Pro Forma         Combined
                                                Corporation     Archetype, Inc.  Adjustments       Pro Forma
                                                -----------     ---------------  -----------       ---------

REVENUES                                          $90,360           $10,365       $                 $100,725
COSTS AND EXPENSES:
  Project personnel costs                          43,816             4,593                           48,409
  Selling and Marketing                             5,893             1,016                            6,909
  General and administrative                       22,108             4,328          1,381 (a)        27,817

  Acquisition Costs                                   560                                                560
                                                  -------           -------       --------          --------
    Total Operating Expenses                      $72,377           $ 9,937          1,381          $ 83,695
                                                  -------           -------       --------          --------
OPERATING INCOME (LOSS)                            17,983               428         (1,381)           17,030
INTEREST INCOME (EXPENSE)                           2,078              (120)            (9)(b)         1,949
OTHER INCOME (GAIN ON SALE OF INVESTMENTS)                              642                              642
                                                  -------           -------       --------          --------
INCOME BEFORE TAXES                                20,061               950         (1,390)           19,621

PROVISION FOR INCOME TAXES                          7,703                --           (528)(c)         7,536
                                                  -------           -------       --------          --------
                                                                                       361 (d)
                                                                                  --------
NET INCOME                                        $12,358           $   950       $ (1,223)         $ 12,085
                                                  =======           =======       ========          ========
NET INCOME PER SHARE:
  Basic                                               .52                                                .17
  Diluted                                             .47                                                .16
WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING:
  Basic                                            23,996                              498            24,494
  Diluted                                          26,079                              498            26,577


----------

(a)  Increase in amortization resulting from goodwill and other intangibles.
(b)  Lost interest due to use of cash in acquisition.
(c)  Tax benefit of above entries.
(d)  Pro-forma tax expense on S corp. earnings of Studio Archetype.
Does not include an in-process research & development charge of $9,177 net of a deferred tax benefit of $5,624, which will be reflected in the combined company's third quarter results.